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                                                                    EXHIBIT 10.7

                        ADMINISTRATION SERVICES AGREEMENT

      This ADMINISTRATION SERVICES AGREEMENT (the "Agreement") is between ReSourcePhoenix.com, a Delaware corporation with its principal place of business located at 2401 Kerner Boulevard, San Rafael, California 94901 ("RPC"), and Phoenix Precision Graphics, Inc., a Nevada corporation with its principal place of business located at 2401 Kerner Boulevard, San Rafael, California 94901 ("Customer"). This Agreement is effective as of August 1, 1999 (the "Effective Date").

      WHEREAS, this Agreement sets forth the terms and conditions pursuant to which RPC shall provide certain accounting, tax, legal, administrative, financial and data processing services, and other consulting services (defined herein as the "Administration Services") to Customer as described herein;

      NOW, THEREFORE, the parties agree as follows:

1. ADMINISTRATION SERVICES.

      1.1 Services. RPC shall perform the Administration Services described in Exhibit A for Customer during the term of this Agreement. The parties acknowledge that in performing such Services, RPC may rely on certifications and instructions of Customer in connection with the performance of any Services, and upon any signature which RPC believes in good faith to be genuine.

      1.2 Phoenix Leasing Incorporated. RPC shall have the right to use of the "Phoenix Leasing" name, trademarks, and logos only so long as this Agreement is in effect. Upon termination of this Agreement, RPC and all its subsidiaries and affiliates shall cease using the "Phoenix Leasing" name, trademarks and logos for any further business dealings apart from the fulfillment of any remaining obligation hereunder. Customer shall have the right to control the scope of the use of the "Phoenix Leasing" name, trademark and logo and has the right of review and approval of documentation bearing such name prior to its use.

2. ADDITIONAL CONSULTING SERVICES. Customer may request that RPC perform additional Services as described in Exhibit B hereto, at any time during the term of this Agreement by providing RPC with a written work request ("Work Request"). Each Work Request shall describe the requested services to be completed and, if applicable, the requested date of completion. All Work Requests are subject to written acceptance by RPC. Unless otherwise agreed to by the parties, services performed under Work Requests shall be charged at RPC's standard consulting service fee rate as set forth in Exhibit C, as modified from time to time pursuant to the Agreement.

3. CUSTOMER OBLIGATIONS. As a condition precedent to RPC's obligations hereunder, Customer shall (a) provide RPC with full, good faith cooperation and such information as may be required by RPC in order to render the services as required hereunder, (b) provide such assistance, including support services, information and other assistance, as may be reasonably requested by RPC from time to time and (c) timely and fully carry out all other Customer responsibilities set forth herein.

4. FEES AND EXPENSES.

      4.1.  Fees and Expenses.

            4.1.1 Monthly Program Fee. For all Services provided by RPC to Customer under this Agreement, Customer shall pay RPC a monthly fee as set forth in Exhibit C. Any partial months


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shall be prorated as applicable. For any of the optional services described in
Section 4, Customer shall pay RPC at RPC's standard consulting fee rate set forth in Exhibit B for all time incurred by RPC in the performance of such Services.

            4.1.2 Other Expenses. All services performed by RPC for Customer pursuant to this Agreement, including any optional services, shall be collectively known as the "Services." In addition, Customer shall be responsible for all actual, reasonable out-of-pocket expenses incurred by RPC in performing the Services, including but not limited to any special printing requests, Customer letterhead, envelopes and labels, insertions to mailings and postage costs, overnight delivery charges, and out-of-pocket travel and related expenses associated with the Services. If RPC is required to pay any federal, state or local taxes based on the Services or other deliverables (other than taxes based on RPC's net income), such taxes shall be billed to and paid by Customer, in addition to the fees and expenses stated above.

      4.2. Invoices and Payment. RPC shall invoice Customer monthly as of the first of each month for Services performed by RPC during the preceding month. Each invoice is due and payable thirty (30) days after the invoice date. If RPC has not received payment within five (5) days after the due date, interest shall accrue on past due amounts at the rate of 10% per annum commencing with the due date and continuing until fully paid.

5. WARRANTIES.

      5.1. Warranty for Services. RPC warrants during the term of the Agreement that the Services shall be performed in a timely manner and of a quality conforming to generally accepted industry standards and practices. At any time following completion of any Services, RPC shall, at RPC's expense, upon receipt of written notice from Customer describing a breach of the foregoing warranty in such reasonable detail as is requested by RPC, reperform the Services described in such written notice so as to conform to generally accepted industry standards and practices.

      5.2. Compliance with Rules and Regulations. RPC has taken reasonable care to review the applicable laws and regulations which govern the Services provided in connection with this Agreement. Such laws and regulations are subject to different interpretations, which may change due to court decisions, administrative rulings and modifications and additions to existing regulations.

      5.3. Disclaimers. CUSTOMER AGREES THAT RPC MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER MATTER, OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT. NO REPRESENTATION OR STATEMENT NOT EXPRESSLY CONTAINED IN THIS AGREEMENT SHALL BE BINDING UPON RPC AS A WARRANTY OR OTHERWISE.

6. TERM AND TERMINATION. The term of this Agreement shall commence on the Effective Date and continue for one (1) year thereafter, unless earlier terminated in accordance with its terms. Thereafter, the Agreement shall renew automatically for successive one (1) year terms unless written notice of termination is received by either party at least ninety (90) days prior to the end of such initial term or any renewal term. If either party shall materially fail to fulfill any obligation under this Agreement, and such failure has not been cured within sixty (60) days after receipt of the other party's written notice thereof, the party giving notice may, at any time thereafter, terminate this Agreement. The obligations of RPC and Customer in Sections 5, 6, 7, 8, 9, 10 and 11 shall survive termination or


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expiration of this Agreement. Upon termination, each party shall return and make no further use of equipment, property, materials and other items (and all copies thereof) belonging to the other party. RPC may destroy or otherwise dispose of any of Customer's data in its possession unless Customer furnishes RPC with reasonable written instruction for return to Customer or other disposition not earlier than sixty (60) days prior to the date of expiration or cancellation and not later than ten (10) days thereafter. RPC shall have no obligation to convert Customer's data to be returned to Customer into any format other than a RPC standard format, or such other format as the parties may mutually agree in writing. Any expense incurred by RPC in returning or disposing of Customer's data shall be borne by Customer.

7. CUSTOMER INDEMNIFICATION. RPC shall have no duties or obligations other than those specified in this Agreement. It is expressly understood that Customer and RPC are independent contractors of one another, and that neither has the authority to bind the other to any third person. RPC is acting solely as a third party service provider under this Agreement and shall not participate in management decisions regarding Customer's business. RPC shall not be responsible for loss, destruction, alteration or disclosure to any person of Customer's data submitted by Customer or resultant output thereof (or loss, destruction, alteration or disclosure to any person of any physical media on which such Customer data or resultant output are stored), unless caused by gross negligence or willful misconduct on the part of RPC. Furthermore, RPC shall have no liability for any errors or omissions in any information or instructions provided to RPC by Customer or any Customer investors, broker-dealers, lessees, borrowers, trustees, or any other third party in connection with the performance of the Services for processing or in connection with the Services provided hereunder. Customer shall indemnify RPC, and the directors, officers, employees, affiliates and agents of each of them, and shall hold them and hold it harmless against any claims, losses or damages asserted by any person, including, but not limited to, any Customer investor, including court costs and reasonable attorney's fees, arising out of or in connection with the performance of Services hereunder, except for any such claims, losses or damages arising out of the indemnified party's willful misconduct.

8. LIMITATION OF LIABILITY. EXCEPT FOR THE INDEMNITY PROVIDED BY CUSTOMER TO RPC IN SECTION 7 HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR REVENUE, LOST SAVINGS,[LOSS OF USE OF THE PHOENIX S.T.A.R. SYSTEM OR ANY COMPONENT OF SUBPART THEREOF,] BUSINESS INTERRUPTION, OR COST OF SUBSTITUTED FACILITIES, EQUIPMENT OR SERVICES, OR OTHER ECONOMIC LOSS ARISING OUT OF BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR AGREEMENTS CONTAINED IN THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER ANY CLAIM FOR RECOVERY IS BASED ON THEORIES OF CONTRACT, NEGLIGENCE OR TORT (INCLUDING STRICT LIABILITY).

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, CUSTOMER AGREES THAT IN NO EVENT SHALL RPC'S AGGREGATE LIABILITY TO CUSTOMER, CUSTOMER'S INVESTORS, BROKER-DEALERS, LESSEES, BORROWERS, TRUSTEES, OR ANY OTHER THIRD PARTY IN CONNECTION WITH THE PERFORMANCE OF ANY OR ALL OF THE SERVICES ARISING IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF CLAIM OR ACTION, EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF MONTHLY FEES PAID BY CUSTOMER FOR THE FIRST THREE MONTHS OF THIS AGREEMENT AS SET FORTH IN EXHIBIT "C."

9. FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes,


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shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages, or any other cause beyond the reasonable control of such party.

10. OTHER PROJECTS. This Agreement shall not prevent RPC from entering into similar agreements with third parties, or from independently developing, using, selling or licensing materials, products or services which are similar to those provided hereunder.

11. MISCELLANEOUS. This Agreement shall be governed by the laws of the State of California without regard to its choice of law provisions. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of or relating to the performance of this Agreement and the Confidentiality Agreement shall be in the state and federal courts, as applicable, sitting in the Northern District of California; provided, that RPC shall be entitled to seek injunctive or other interim or equitable relief in other jurisdictions as may be required to protect its rights. All notices required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed to the address shown at the beginning of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable, the invalid or unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein; the remaining provisions shall remain in full force and effect. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. This Agreement, and the Exhibits hereto, and the Confidentiality Agreement, constitute the entire agreement between the parties and supersede all previous agreements or representations, written or oral, with respect to the Services. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party. In the event of any dispute arising out of or with respect to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, whether or not the dispute is prosecuted to judgment.

12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

RESOURCEPHOENIX.COM.                     PHOENIX PRECISION GRAPHICS, INC.

By:                                      By:
       -----------------------------            --------------------------------
Name:                                    Name:
       -----------------------------            --------------------------------
Title:                                   Title:
       -----------------------------            --------------------------------


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                                    EXHIBIT A
                             DESCRIPTION OF SERVICES

                                Services Summary

RPC shall provide the following services to Customer:

All accounting operations
Maintenance of the Computer accounting software
General ledger
Cash management services
Financial reporting
EDGAR filing services
Corporate State and Federal Income, Property, Sales and Use Tax compliance and payment processing
Partnership State and Federal Income, Property, Sales and Use Tax compliance and payment processing
Partnership investor K-1 tax processing
Investor relations
Investor accounting to include all profit and loss allocation
Investor performance calls
Investor transfer services
Employee payroll processing
All Human Resources
Employee benefits management
Employee recruiting support
Facilities management
Phone system management
Mailing services
Corporate Communications coordination services
Receptionists
Corporate legal services
Computer data center management
Maintenance of the computer lease system
Information Technology Services
Certain programming support services
Word Processing services

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                                    EXHIBIT B
                                OPTIONAL SERVICES

     At Customer's option, and at a fee to be mutually agreed upon, RPC may provide the following Optional Services as mutually agreed upon:

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                                    EXHIBIT C
                           FEES, CHARGES AND EXPENSES

Customer shall pay to RPC a monthly fee of $31,718.